                                                                    EXHIBIT 11.1

                   Lamar Advertising Company and Subsidiaries
                   Earnings Per Share Computation Information

                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                  Year Ended               Year Ended               Year Ended
                                                                 December 31,             December 31,             December 31,
                                                                     2002                     2001                     2000
                                                               ----------------          ---------------         ----------------
Net loss applicable to common stock                            $    (36,693,000)         $  (108,999,000)        $    (94,470,000)
                                                               ================          ===============         ================

Weighted average common shares outstanding                          101,089,215               98,566,949               91,164,884
Shares issuable upon exercise of stock options                               --                       --                       --
Incremental shares of convertible debt                                       --                       --                       --
                                                               ----------------          ---------------         ----------------
Weighted average common shares and common
      equivalents outstanding                                       101,089,215               98,566,949               91,164,884
                                                               ================         ================         ================

Net loss per common share basic and diluted                    $          (0.36)        $          (1.11)        $          (1.04)
                                                               ================         ================         ================

The above earnings per share (EPS) calculations are submitted in accordance with Statement of Financial Accounting Standards No. 128. An EPS calculation in accordance with Regulation S-K item 601 (b) (11) is not shown above for the years ended December 31, 2002, 2001 and 2000 because it produces an antidilutive result. The following information is disclosed for purposes of calculating antidilutive EPS for that period.

                                                                  Year Ended               Year Ended               Year Ended
                                                                 December 31,             December 31,             December 31,
                                                                     2002                     2001                     2000
                                                               ----------------         ---------------          ----------------
Net loss applicable to common stock                            $    (36,693,000)        $  (108,999,000)         $    (94,470,000)
Income impact of assumed conversions                                  9,207,188               9,207,188                 9,207,188
                                                               ----------------         ---------------          ----------------
Loss available to common shareholders plus
      assumed conversion                                       $    (27,485,812)        $   (99,791,812)         $    (85,262,812)
                                                               ================         ===============          ================

Weighted average common shares outstanding                          101,089,215              98,566,949                91,164,884
Shares issuable upon exercise of stock options                          546,242                 617,855                   591,498
Incremental shares from convertible debt                              6,216,210               6,216,210                 6,216,210
                                                               ----------------         ---------------          ----------------
Weighted average common shares plus dilutive
      potential common shares                                       107,851,667             105,401,014                97,972,592
                                                               ================         ===============          ================

Net loss per common share                                      $          (0.25)        $         (0.95)         $          (0.87)

                                                               ================         ===============          ================